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                                                                    EXHIBIT 24.1

                                 SYNETIC, INC.


                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute and appoint Charles A. Mele, Anthony Vuolo and James V. Manning and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4 of Synetic, Inc. relating to the Merger of Point Plastics, Inc. with a subsidiary of Synetic, Inc. (the LIST OF DEFINED TERMS "Registration Statement") and to sign any and all amendments to the Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this _____ day of ________, 1998.



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